Exhibit 99.1

Forum Energy Technologies, Inc. Announces Extension of Early Tender and Consent Date
HOUSTON--(BUSINESS WIRE)--April 29, 2020-Forum Energy Technologies, Inc. (NYSE: FET) (“Forum” or the “Company”) announced today that it is extending to 11:59 p.m., New York City Time, on May 12, 2020 the Early Tender and Consent Date (as defined in the Company’s Offer to Purchase and Consent Solicitation Statement dated April 15, 2020 (the “Statement”)) of its cash tender offer (the “Offer”) for an aggregate principal amount of its outstanding 6.250% Senior Notes due 2021 (the “Notes”) resulting in an aggregate payment amount of up to $80.0 million (exclusive of accrued and unpaid interest). Accordingly, the Early Tender and Consent Date will occur at the same time the Offer is scheduled to expire at 11:59 P.M., New York City time, on May 12, 2020, unless extended or earlier terminated by Forum in its sole discretion, and the holders of all Notes tendered at or prior to such time will be eligible to receive the Total Consideration (as defined in the Statement) for their Notes, including the Early Tender Payment (as defined in the Statement). All of the other terms and conditions of the Offer remain unchanged. The Withdrawal Date (as defined in the Statement) prior to which Notes tendered may be validly withdrawn has passed, and Notes tendered through the expiration date of the Offer may not be validly withdrawn except under the circumstances described in the Statement.
The terms and conditions of the Offer are described in the Statement. Questions regarding the Offer may be directed to BofA Securities at (888) 292-0070 (U.S. Toll-Free) or (980) 388-3646 (Collect). Copies of the Statement may be obtained from the Information Agent for the Offer, D.F. King & Co., Inc. at (866) 864-7961 (Toll-Free) or forum@dfking.com.

This press release is for informational purposes only. This announcement does not constitute an offer to purchase or a solicitation of any offer to sell Notes or any other securities or a notice of redemption. The Offer is being made solely by the Statement.
This Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Offer to be made by a licensed broker or dealer, the Offers will be deemed to be made on behalf of Forum, as the case may be, by the dealer manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.
About Forum
Forum Energy Technologies is a global oilfield products company, serving the drilling, downhole, subsea, completions and production sectors of the oil and natural gas industry. The Company’s products include highly engineered capital equipment as well as products that are consumed in the drilling, well construction, production and transportation of oil and natural gas. Forum is headquartered in Houston, TX with manufacturing and distribution facilities strategically located around the globe. For more information, please visit www.f-e-t.com.

Exhibit 99.1

Forward Looking Statements and Other Legal Disclosure
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the expectations of plans, strategies and objectives of the Company.

These statements are based on certain assumptions made by the Company based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the Company, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. Among other things, these include the volatility of oil and natural gas prices, oilfield development activity levels, the availability of raw materials and specialized equipment, the Company's ability to deliver backlog in a timely fashion, the availability of skilled and qualified labor, competition in the oil and natural gas industry, governmental regulation and taxation of the oil and natural gas industry, the Company's ability to implement new technologies and services, the availability and terms of capital, the effects of the COVID-19 pandemic and uncertainties regarding environmental regulations or litigation and other legal or regulatory developments affecting the Company's business, and other important factors that could cause actual results to differ materially from those projected as described in the Company's filings with the U.S. Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and the Company undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by applicable law.
Source: Forum Energy Technologies, Inc.
Company Contact
Pablo Mercado
Chief Financial Officer
281.949.2539
pablo.mercado@f-e-t.com

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